SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

OR

☒ PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report August 13, 2002

Commission file number 0-21286

THE FOUR SEASONS FUND II L.P.
(Exact name of registrant as specified in its charter)

Delaware	# 54-1640874
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o JAMES RIVER MANAGEMENT CORP.
103 Sabot Park
Manakin-Sabot, Virginia
(Address of principal executive offices)

23103
(Zip Code)

(804) 578-4500 Attention: Mr. Paul Saunders
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or l5(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.         Yes ☒     No ☐

Item 4    Changes in Registrant’s Certifying Accountant

In connection with the closing of Arthur Andersen L.L.P., James River Management Corp., the general partner, has engaged Ernst Young L.L.P. as their independent auditors for any future accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE FOUR SEASONS FUND II L.P. (Registrant)

By:	JAMES RIVER MANAGEMENT CORP.
(General Partner)
August 13, 2002

By:	/s/ EDWARD M. JASINSKI
EDWARD M. JASINSKi Director of Fund Administration